Exhibit 99.1

Dear friends and valued stakeholders:

Fiscal 2016 represented a significant turning point for our company. During the year, we welcomed the terrific personnel and businesses of Odissea and Ulisse, adding depth and character to the Newgioco bench. To better reflect our business, we also changed our corporate name to Newgioco Group, Inc and trading symbol to NWGI, which is gaining recognition throughout the banking and investor community in North America. We are proud to boast about our most valuable assets - our reputable and experienced management and highly committed staff, and the accolades expressed towards our team. The success of the roll-up strategy we deployed in 2014 exceeded even our own expectations this past year.

On March 1st, Newgioco will launch its 2017 marketing campaign as a premier advertiser at the Coppa Italia Serie A Derby Match between A.S. Roma and
S.S. Lazio. The major-league soccer (calcio) game will be broadcast live on RAI International and its affiliate stations around the globe. The broadcast is expected to reach over 7 million viewers with Newgioco branding displayed at field level, and which we hope will resonate with viewers and our stakeholders. Newgioco will also participate as a key exhibitor at the 2017 ENADA trade show on March 15th to 17th in Rimini, Italy, where our Odissea betting platform will be unveiled, as well as launching several additional initiatives that will continue throughout 2017. We invite all our valued stakeholders to tune into the televised match and visit us at our ENADA exhibition.

Although we are in the early innings of becoming a more efficient and effective licensed sports betting and gaming retailer, we believe that there are several opportunities ahead that will drive Newgioco Group to higher levels of operating performance and returns on invested capital over time. As such, we believe that our business model is very well positioned to benefit all of our stakeholders in the long-term.

We are always looking for ways to raise the bar and further differentiate Newgioco stores from those of our competitors. Therefore, going forward our focus is to expand our multifunctional retail gaming concept to reach more customers, improve our in-store image and experience by offering a differentiated mix of entertaining gaming products, maintain outstanding customer service and high standards of quality and ethics, which we credit as the primary drivers of our recent growth and success.

While our 1,000 plus stores is a reasonable indication of the market opportunity in Italy, the performance of our retail stores powered by our own Odissea betting platform will give us a much better understanding of our long-term potential in the highly competitive European market and expansion opportunities in other regulated international markets as well.

With deep appreciation to all, thank you.

All the best,

Michele (Mike) Ciavarella
Chairman and CEO

Forward Looking Statement Disclosure

"The discussion contained in this correspondence may include predictions, estimates or other information that might be considered forward-looking. While these forward-looking statements represent our current judgment on what the future holds, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect our opinions only as of the date of this correspondence. Please keep in mind that we are not obligating ourselves to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. Throughout today's discussion, we will attempt to present some important factors relating to our business that may affect our predictions. You should also review our most recent Form 10-K and Form 10-Q for a more complete discussion of these factors and other risks, particularly under the heading "Risk Factors." A PDF copy of our press releases, SEC Filings and financial tables which include a GAAP to non-GAAP reconciliation can be viewed and downloaded on the OTC Markets, LLC website at www.otcmarkets.com or http://www.newgiocogroup.com/index.php/investors/"